Exhibit 99.2

COURT CONFIRMS SYMS CORP AND FILENE’S BASEMENT JOINT CHAPTER 11 PLAN

Secaucus, NJ, August 30, 2012 – The U.S.  Bankruptcy Court for the District of Delaware has confirmed the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. (SYMSQ) and Its Subsidiaries.

Under the Plan, Syms creditors holding allowed claims are entitled to payment in full.  The Plan also provides for Filene’s Basement creditors to receive recoveries  from Syms’ assets. Filene’s trade creditors are entitled to payment in full on their allowed claims and Filene's  landlords with allowed lease rejection claims are entitled to  a recovery of 75% on their claims.

Upon the Effective Date of the Plan, Syms will be reorganized and Reorganized Syms will dispose of Syms' real estate assets over time to maximize their value for the benefit of creditors and shareholders. Pursuant to the terms of the Plan confirmed by the Bankruptcy Court, the current majority shareholder (Marcy Syms and entities with which she is affiliated) will sell all of her shares to Reorganized Syms on the Plan’s Effective Date and relinquish control of the company.

On the Effective Date, Reorganized Syms' initial new board of directors will be comprised of three directors appointed by the Equity Committee, one director appointed by the Creditors' Committee, and one independent director mutually chosen by the Equity Committee and the Creditors' Committee.

More information on the bankruptcy, as well as the Plan and Disclosure Statement, can be found at www.kccllc.net.

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Syms Corp. and its subsidiaries (“Syms”) that are based on the beliefs of Syms’ management, as well as assumptions made by and information currently available to Syms’ management. When used in this press release, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” and similar expressions as they relate to Syms and its management, identify forward-looking statements. Such statements reflect the current views of Syms with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, possible disruptions in Syms’ information or communication systems, higher than anticipated costs, higher interest rates, unanticipated difficulties which may arise with respect to Syms and other factors which may be outside Syms’ control. Such forward-looking statements are also subject to certain bankruptcy-related risks, including without limitation the ability of Syms to effectuate the Plan confirmed by the Bankruptcy Court; Syms’ ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; satisfaction of the conditions and other terms of the Plan and related agreements; and the ability of Syms to fund and effectuate its Plan as confirmed by the Bankruptcy Court in a timely manner. Additional factors that could affect future results are identified in the Disclosure Statement filed with the Bankruptcy Court, Syms’ Annual Report on Form 10-K for fiscal year 2011 filed with the United States Securities and Exchange Commission and the subsequent Quarterly Report on Form 10-Q, including the risk factors contained therein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Syms disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of the confirmed Plan and the outcomes and proceeds of disposition of the real estate assets of Syms, can affect the value of the Company's various prepetition liabilities and/or its common stock. Subsequent written and oral forward-looking statements attributable to Syms or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

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Media Contact:
/s/ Steven Alschuler
Steven Alschuler
LAK Public Relations
(212) 575-4545
salschuler@lakpr.com